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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 23, 2001
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                               KeraVision, Inc.
            (Exact name of registrant as specified in its charter)
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
         Delaware                              000-26316                   45-1570294
(State or other jurisdiction of          (Commission File Number)         (I.R.S. Employer
incorporation or organization)                                          Identification Number)

                              48630 Milmont Drive
                          Fremont, California  94538
                                (510) 353-3000
  (Address, including zip code, and telephone number, including area code, of principal executive offices)
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Item 5.  Other Events

     As previously reported, on March 23, 2001, the Registrant filed for chapter 11 protection under Title 11 of the United States Code. In connection therewith, the Registrant is moving toward a sale of all or substantially all of its assets.

     On March 30, 2001, the Registrant requested confirmation from the Securities and Exchange Commission (the "Commission") that the Commission would not recommend any enforcement against the Registrant if, in lieu of the Registrant's periodic reports required under the Securities Exchange Act of 1934, as amended, the Registrant files with the Commission reports on Form 8-K containing copies of the Registrant's monthly operating reports (the "Monthly Reports") following the submission of such reports to the United States trustee's office and the bankruptcy court. The Monthly Reports provide relevant information to the Registrant's stockholders regarding the Registrant's financial status, including an ongoing record of assets and liabilities and records of cash receipts and disbursements.
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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California, on this 12th day of April, 2001.

                                              KeraVision, Inc.



                                               By:  /s/ Christopher James
                                                  ------------------------------
                                               Name:   Christopher James
                                               Title:  Vice President of Finance